UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: November 30, 2009

(Date of earliest event reported)

QUEST RESOURCE CORPORATION

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	0-17371 (Commission File Number)	90-0196936 (I.R.S. Employer Identification Number)

210 Park Avenue, Suite 2750

Oklahoma City, Oklahoma 73102

(Address of principal executive offices, including zip code)

(405) 600-7704

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 30, 2009, Quest Resource Corporation (the “Company”) entered into a First Amendment to Second Amended and Restated Credit Agreement (the “Amendment”) to extend the date by which the following events must occur in order to avoid an event of default under the Second Amended and Restated Credit Agreement, as amended (the “Credit Agreement”): (i) a joint proxy statement/prospectus with respect to the Recombination (as defined in the Credit Agreement) is filed with the Securities and Exchange Commission, (ii) the Recombination is approved by the lenders under the credit facilities for Quest Energy Partners, L.P. (“Quest Energy”) and Quest Midstream Partners, L.P. (“Quest Midstream”), and (iii) the boards of directors of the Company and the general partners of Quest Energy and Quest Midstream have approved the terms of any amendments, restatements or new credit facilities to renew, rearrange or replace their existing credit facilities. The Amendment extended the due date from November 30, 2009 to January 15, 2010.

The Amendment is among the Company, as borrower, Royal Bank of Canada, as administrative agent, collateral agent and as the lender, and the guarantors party thereto.

The summary of the Amendment does not purport to be complete and is subject to, and is qualified in its entirety by, reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number		Description

	10.1	First Amendment to Second Amended and Restated Credit Agreement, dated as of November 30, 2009, by and among Quest Resource Corporation, Royal Bank of Canada and the Guarantors party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QUEST RESOURCE CORPORATION

By:	/s/ David Lawler
David Lawler, Chief Executive Officer

Date:  December 1, 2009